                                                                   Exhibit 10.18

[LOGO]


                                LETTER OF INTENT
                                ----------------

     This Letter of Intent (this "LOI") is made this 20th day of March 2000 ("Effective Date") by and between iAsiaWorks (H.K.) Limited ("IAW") whose principal place of business is at 31st Floor, Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong and iAdvantage Limited a Hong Kong company whose registered address is at 36/F, Standard Chartered Tower, Millennium City, 388 Kwun Tong Road, Kwun Tong, Hong Kong ("iAdvantage"). IAW and iAdvantage are individually referred to as a "party" and collectively as the "parties".

RECITALS

A. IAW is engaged in the business of Internet services and possesses strategic and operational capabilities in the development and operation of a broad variety of Internet businesses.

B. The parties want to explore the most effective and efficient means whereby IAW can operate a data center at the premises in the building to be erected on all that piece or parcel of ground registered at the Urban Land Registry as The Remaining Portion of Chai Wan Inland Lot No.30 intended to be known as Mega iAdvantage (which premises is more particularly described in Schedule 1 hereto and is referred to as "the said Premises" and the building is referred to as "the Building") and iAdvantage is prepared to procure the fitting out of the said Premises and lease to IAW by the date herein provided, and to formalize such objective(s) in one or more binding agreements ("Agreement(s)") to be negotiated as provided for in this Agreement(s), including not limited to the Lease (as defined in clause 2.1).


[*]-CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                     Page 1
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     NOW, THEREFORE, in view of the foregoing premises, the parties hereby mutually agree as follows:

1.   Interpretation
     --------------

1.1  In this Letter of Intent:-
(a) the following words and expressions shall, save to the extent the context otherwise requires, have the following meanings:-

     "Force Majeure Events"         means any event of national emergency war
                                    civil unrest riots labour strikes
                                    prohibitive government regulation Acts of
                                    God natural calamities or other causes as may be determined by an independent arbitrator to be beyond the control of the relevant party.

     "Hong Kong"                    means The Hong Kong Special Administrative
                                    Region

     "Substantial Completion"       means the event set out in clause 3
                                    hereunder

     "Trouble Free Operation"       means the availability (details of which are
                                    subject to further negotiation and to be set out in the Final Agreed Technical Schedule under Clause 2.3.1 herein, failing agreement by the parties to be determined by a Chartered Engineer nominated by either the Institution of Electrical Engineers or the Chartered Institute of Building Services
                                    Engineers) of the services to be procured and constructed by iAdvantage save and except interruption in services due to breakdown of supply of utility service out of the reasonable control of iAdvantage and misuse of the systems by IAW or its employees agents or contractors or the happening of a Force Majeure Event.

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2.   General Undertaking.
     -------------------

2.1 The parties intend that IAW will have the following responsibilities under this Letter of Intent, namely, IAW shall, subject to the satisfaction of the obligations of iAdvantage, as specified in clauses 2.2 and 2.3,("Conditions Precedent") enter into a lease with the terms as set out in Schedule 1 ("the Lease").

2.2 The parties intend that iAdvantage will have the following responsibilities under this Letter of Intent, namely, iAdvantage shall as Conditions Precedent to the execution and delivery of the Lease, deliver to IAW a facilities management capability, sufficient for it to operate as a full scale commercially acceptable data center at the said Premises on the Commencement Date (as defined and costed in Schedule 1). iAdvantage shall be solely responsible (notwithstanding permitted sub-contracting) for the design, procurement, construction, hand over, training, negotiation and execution of associated documentation, such documentation to be reasonably necessary or required by IAW, in accordance with the attachments to this Letter of Intent. These attachments shall include but not be limited to Detailed Specifications supplied by iAdvantage and agreed to by IAW (marked ATTACHMENT I), Cost Formula (marked ATTACHMENT
      II) and Proforma Technical Schedule (marked ATTACHMENT III) (herein collectively referred to as "the Attachments").

2.3 The agreed milestones to be incorporated into the Agreement(s) will be as follows:

2.3.1 subsequent to the signing of this Letter of Intent the parties will in good faith negotiate a final cost of the obligations of iAdvantage under the Agreement(s) ("Obligations"), based on the development of an agreed detailed design as specified in the Attachments and a final estimate calculated in good faith and given by iAdvantage ("the Final Agreed Technical Schedule") on or before the 31st day of May 2000. The said Premises will be fitted out in accordance with the Final Agreed Technical Schedule and handed over to IAW by the Commencement Date. IAW shall give iAdvantage written notice of any defect within 12 months of the Commencement Date. Following 12 months continuous Trouble Free Operation subsequent to Substantial Completion and in the absence of any reasonable cause for objection in writing by IAW, IAW is deemed to have accepted the performance of the Obligations ("Final Acceptance"). IAW shall be entitled to withhold as retention money, for the punctual and complete performance of the Conditions Precedent, an amount equal to 5% of the rent per month reserved under the Lease which retention money shall be released to iAdvantage upon Final Acceptance.

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2.3.2  The parties will in good faith negotiate and use their best endeavors to execute the Agreement(s) on or before the 31st May 2000 to give effect to the matters contemplated herein and such other matters as they may mutually agree in writing. iAdvantage shall produce a construction schedule for the progress of the construction works specified under the Final Agreed Technical Schedule within 4 weeks from the execution of the Agreement(s), which is reasonably acceptable to IAW Provided That, unless otherwise agreed in writing, IAW`s acceptance of the construction schedule shall not in any event be implied to limit IAW's remedies under this Letter of Intent.

2.3.3 In addition to the terms and conditions expressly agreed herein, the Agreement(s) will also contain such terms and conditions as are customary in agreements of that nature or as may be reasonably required or necessary to give effect to the intentions of the parties, to avoid and where necessary, resolve disputes between them. The Attachments shall constitute the major elements for the terms and conditions in the Agreement(s), the parties shall not materially deviate from such elements in their negotiation of the Final Agreed Technical Schedule and the final terms and conditions of the Agreement(s).

2.3.4 IAW shall appoint an agent, whose particulars shall be submitted to iAdvantage for record, to act as their nominated agent ("the Nominated Agent") throughout the design, procurement, construction, hand over and associated documentation work in accordance with Final Agreed Technical Schedule. The Nominated Agent shall be empowered to monitor on behalf of IAW the quality, construction and schedules referred to in this Letter of Intent. Any deviations from this Letter of Intent and its Attachments will be transmitted by the Nominated Agent to IAW and iAdvantage as set forth in the non-conformity procedure agreed to by the parties.

2.4 iAdvantage shall be responsible for the training of IAW staff in respect of and concerning the installed equipment for the purpose of enabling IAW's staff to properly operate the equipment installed throughout the Term (as defined in Schedule 1). iAdvantage will be responsible for maintaining the systems installed by them at the said Premises, pursuant to the Obligations, throughout the Term. iAdvantage shall, upon request, promptly produce to IAW such records in respect of or concerning the Obligations.

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3.  Substantial Completion
    ----------------------

    Upon all systems to be provided by iAdvantage has been installed and become functional in accordance with the Final Agreed Technical Schedule or any subsequent modification agreed in writing between the parties ("Substantial Completion"), iAdvantage shall produce a certificate from its qualified architect ("the Architect") to that effect If IAW shall not give any written notice of objection (such notice of objection shall not be unreasonably given or delayed) within fourteen (14) days from the date of the architect's certificate being delivered to IAW, the date of such certificate shall be the date of Substantial Completion of the fitting out at the said Premises.

4.  Subsequent Adjustments
    ----------------------

    In the event of any variation or modification to the Final Agreed Technical Schedule, the rental and management fee for the lease shall be adjusted to reflect the increase in costs arising from or relating to the variation or modification (herein referred to as "Subsequent Adjustment")

5.  Confidentiality
    ---------------

5.1 Each party undertakes to refrain from disclosing (a) the existence, nature or terms of this Letter of Intent and/or the terms of the transactions referred to herein or (b) the confidential documents and information exchanged by the parties in anticipation of or furtherance of the actions contemplated in this Letter of Intent (hereinafter "Confidential Information") without prior written consent from the other party, except in the following circumstances:

    (a) in the event that any Confidential Information is known to the party receiving the same prior to the disclosure thereof by the disclosing party or becomes known to the party receiving such information from a third party not involving any breach of this Letter of Intent;

    (b) in the event that either of the parties is required to disclose the Confidential Information in order to comply with any law, rule, order, administrative or court resolution or arbitration decision;

    (c) in the event that the Confidential Information is generally known by the public or has been publicly disclosed; or

    (d) the parties agree in writing that it be disclosed to specified persons, upon such terms and conditions as the parties may agree and specify.

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5.2  The foregoing obligations regarding Confidential Information shall not prohibit disclosure to (a) directors, employees or advisors and the other representatives of either party whose duties require them to know the Confidential Information (such persons shall be required by the party with whom they are employed or associated to uphold the confidentiality of Confidential Information made available to them) and (b) potential sources of financing, who, in turn, shall be required by the party providing Confidential Information to it to uphold the confidentiality of the Confidential Information made available to it.

5.3 Each party undertakes to refrain from making any public announcement on matters contained in this Letter of Intent without prior written notice to and approval thereof by the other party. The parties shall mutually agree upon the content of any such disclosure.

6.  Deposit
    -------

    An initial deposit equivalent to half (1/2) month's rental ("Initial Deposit") is payable upon the signing of this Letter of Intent which shall be applied towards part of the deposit payable under the Agreement(s) and the Lease respectively. The balance of deposit equivalent to Two and a half months' Rental is payable upon signing of the Agreement(s) in the following manner:-. IAW shall produce a bank guarantee for the amount equivalent to three months' rental issued by a licenced bank in Hong Kong in a form to be approved by iAdvantage upon the execution of the Agreement(s) whereupon iAdvantage shall immediately return to IAW the Initial Deposit without interest whatsoever. The said bank guarantee shall remain valid and shall not expire until the issuance of a replacement bank guarantee for the same amount to cover the lease term as required under the Agreement(s) of by the relevant bank upon the execution of the Lease.
    The said deposit or bank guarantees shall be held by iAdvantage free of any interest subject to the terms and conditions of this Letter of Intent and the Agreement(s), as the case may be. If IAW shall fail to enter into the Agreement(s) or the Lease, as the case may be, or fail to observe perform or complied with any of the terms and conditions of this Letter of Intent or the Agreement(s) or the Lease, as the case may be, and IAW fails to remedy such non-observance non-performance or non-compliance within 14 days from a written notice from iAdvantage or the landlord ,as the case may be, iAdvantage shall be entitled to forfeit the Deposit paid by IAW or call upon the bank to pay over the sum guaranteed , as the case may be, as liquidated damages but not as penalty without prejudice to the alternative right of iAdvantage to claim any further loss or damages or other remedies to which it is entitled including but not limited to decree for specific performance

                                     Page 6
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     Provided that the total damages iAdvantage is entitled shall not exceed
     [*].

7. Under no circumstance shall either party be liable to the other for, nor shall either party make claim against the other for, consequential loss or damage, including but not limited to loss or damage resulting from loss of use, loss of profits or revenues, costs of capital, loss of goodwill, claims of customers, or fines and penalties, and iAdvantage shall (and shall procure the landlord to) release IAW and IAW shall release therefrom iAdvantage and any relevant landlord which provides equipment, materials or service for IAW's operation. This release from liability is not intended to and shall not preclude iAdvantage from seeking damages for construction costs on claims for work performed.

     To the maximum extent permitted by law, but no further, the releases from liability, limitations and apportionment of liability, and exclusive remedy provisions expressed herein shall apply even in the event of the fault, negligence (in whole or part), strict liability, breach of contract or otherwise of the party released or whose liability is waived, disclaimed, limited, apportioned or fixed by such exclusive remedy provision, indemnified or held harmless, and shall extend to such party's related or affiliated entities and its and their directors, officers employees and agents.

8.   Expenses
     --------

     Until the execution and delivery of the Agreement(s), each party will bear its own expenses incurred in connection with the matters contemplated in this Letter of Intent.

9.   Effect of this Letter of Intent
     -------------------------------

9.1 For the avoidance of doubt this Letter of Intent is intended to be legally binding.

9.2 In the course of negotiating the Agreement(s), the parties acknowledge and agree that the fundamental terms and conditions will be as specified in this Letter of Intent and the Attachments, unless agreed to the contrary in writing.

10.  General Terms
     -------------

10.1 Neither party may assign any rights to or obligations under this Letter of Intent or any part hereof to any person or equity, without the prior written consent of the other party (such consent shall not be unreasonably withheld).



[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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10.2  This Letter of Intent represents the full and complete agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements (whether written or oral) between the parties herein.

10.3 This Letter of Intent shall be governed by and construed under the laws of Hong Kong and the parties submit to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS WHEREOF, the parties have herein set their hands on the date and place first above written.

for and on behalf of             for and on behalf of
iAsiaWorks (H.K.) Limited        iADVANTAGE LIMITED


/s/ Jon Beizer                   /s/ Eric Tung
--------------                   -------------
Name                             Name
Director/authorised person       Director/authorised person


Signed in the presence of:       Signed in the presence of:


/s/ David Holub                  /s/ Vitus Cheung
---------------                  ----------------

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                                   Schedule 1
                                   ----------
          Basic terms of the lease agreed to be procured by iAdvantage
          ------------------------------------------------------------
1.  Tenant
    iAsiaWorks (H.K.) Limited

2.  Premises

    The entire 7th, 8th, 9th and 10th Floor of the building to be erected on all that piece or parcel of ground registered in the Urban Land Registry as The Remaining Portion of Chai Wan Inland Lot No.30 to be known as "Mega-iAdvantage" ("the Building") with an approximate gross floor area of [*] square feet (which shall be subject to final computation in accordance with the final building plans of the Building, which said floors are referred to as ("the said Premises") plus part of 6th Floor of Mega-iAdvantage with an approximate gross floor area of [*] square feet (which shall be subject to final computation in accordance with the final building plans of the Building and which portion is referred to as "the Licence Space") which said Premises and Licence Space are shown as shaded in the attached floor plan for identification only.

3.  Lease Term

    [*] from the Commencement Date (herein referred to as "the Term") with rent as stated under clause 5 of this Schedule Subject to the Government regulation and lease restrictions required to be complied with by the landlord to be satisfied together with [*] options for renewal for [*] terms of [*] each. The monthly rent for the respective renewal terms will be at open market rent to be determined in accordance with the provisions hereunder.

4.  Commencement Date

    The Commencement Date of the Term shall be the 7th day from the date of Substantial Completion or the date the Tenant agrees in writing to take over possession of the said Premises after the issuance of the Occupation Permit of the Building whichever shall be the earlier.

    Subject to delay caused by subsequent requests by IAW for modification and Force Majeure Events (such delay shall be certified by the Architect), iAdvantage shall use its best endeavors to achieve Substantial Completion by the 31st day of December 2000 ("Desired Date"), if Substantial Completion is not achieved by the 14th day of February 2001 (45 days after the 31st day of December 2000 herein referred to as "the Guaranteed Completion Date"),


[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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    iAdvantage will pay delay damages of [*] per day until Substantial
    Completion Provided That the total amount of delay damages shall not exceed [*] such delay damages shall be full and final settlement for IAW's claim against iAdvantage.

    In the event of delay by Subsequent Adjustments or Force Majeure Events, the Guaranteed Completion Date shall be postponed by the same number of days due to such delay. In the event a Force Majeure Event should last more than 6 consecutive months or 180 days, either party shall be entitled to terminate the Agreement(s).

5.  Monthly Rental

    Rent for the said Premises:-

    Term                              Rental rate
    ----                              -----------
    [*] Year to [*] Year              at the rate between [*] to [*]
                                      per square foot of gross floor area
                                      per month which rate shall be agreed
                                      before 31 May, 2000 basing on the
                                      costs formula agreed between the
                                      parties and the Final Agreed
                                      Technical Schedule Subject Always to
                                      Subsequent Adjustments.
    [*] Year to [*] Year              the rate per square foot of gross
                                      floor area per month shall be 110% of
                                      the rate for the [*] Year to [*] Year
                                      of the Term.
    [*] Year to [*] Year              At open market rent as at the
                                      commencement of the [*] Year to be
                                      determined in accordance with the
                                      provisions hereunder provided that
                                      the rent shall not be reduced by more
                                      than [*] or increased by more than
                                      [*] of the rent reserved for the [*]
                                      Year of the Term

    Licence Fee for the Licence
     Space:
    [*] Year to [*] Year              at the rate of [*] per square
                                      foot of gross floor area per month.
    [*] Year to [*] Year              At open market rent as at the
                                      commencement of the [*] Year to be
                                      determined in accordance with the
                                      provisions hereunder provided that
                                      the rent shall not be reduced by more
                                      than [*] or increased by more than
                                      [*] of the rent reserved for the [*]
                                      Year of the Term



[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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
     [*] Year to [*] Year              At open market rent as at the
                                       commencement of the [*] Year to be
                                       determined in accordance with the
                                       provisions hereunder provided that
                                       the rent shall not be reduced by more
                                       than [*] or increased by more than
                                       [*] of the rent reserved for the [*]
                                       Year of the Term

    All rent and Licence Fees are payable monthly in advance on the first day of each calendar month without deduction whatsoever.

6.  Delivery of Premises

    Subject to the payment of the Deposit, the Landlord will deliver the said Premises to the Tenant on Commencement Date.

7.  Monthly Management Fee

    (i) The monthly Management Fee in respect of the said Premises for [*] Year to [*] Year shall be at the rate of [*] per square foot of gross floor area per month and payable by the Tenant monthly in advance.

    (ii) The monthly Management Fee in respect of the said Premises for the [*] Year to [*] Year shall be at [*] per square foot of gross floor area and payable by the Tenant monthly in advance and thereafter subject to review annually which reviewed monthly Management Fee shall not be increased or decreased by more than [*] of the monthly Management Fee payable immediately prior to such review.

    The monthly Management Fee shall include garbage collection from and cleaning of the said Premises.

8.  Government Rates/Property Tax/Stamp Duty & Legal Fee

    The Government Rates, Government Rent and the Property Tax shall be borne by the Landlord and the Tenant shall be responsible for the taxes appertaining to its operation at the said Premises as governed by Hong Kong Special Administrative Region laws and regulations.

    Each party shall bear its own legal costs and disbursements. Stamp duty and adjudication fees, if any, will be borne by both parties in equal shares. Registration fees shall be paid by the Tenant.

9.  Payment Term


[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     All monthly rental and all other payments (except Electricity Charges) are payable monthly in advance on the first day of each calendar month without any deduction whatsoever and will be made to the Landlord's account in Hong Kong Dollars in Hong Kong.

11.  Deposit & Lease Documents

     A Deposit equivalent to Three (3) months' Rental is payable by the Tenant. The Initial deposit equivalent to half (1/2) month's Rental as mentioned in Clause 6 of this Letter of Intent is paid upon the signing of this Letter of Intent shall be applied towards part of the deposit payable under the Agreement(s) and the Lease respectively. The balance of deposit equivalent to Two and a half months' Rental is payable upon signing of the Agreement(s) in the following manner:-.

     IAW shall produce a bank guarantee for the amount equivalent to three months' rental issued by a licenced bank in Hong Kong in a form to be approved by iAdvantage upon the execution of the Agreement(s) whereupon iAdvantage shall immediately return to IAW the Initial deposit without interest whatsoever. The said bank guarantee shall remain valid and shall not expire until the issuance of a replacement bank guarantee for the same amount to cover the lease term as required under the Agreement(s) or by the relevant bank upon the execution of the Lease.

     Both parties agree to sign an Agreement(s) on or before 31 May, 2000 or upon all requirements under the Government Lease relating to transactions affecting the said Premises has been complied whichever shall be the later which shall incorporate all the terms and conditions herein and the Final Agreed Technical Schedule and contain the proforma Lease.

     The Deposit or bank guarantee shall be held by the Landlord free of any interest subject to the terms and conditions of this Letter of Intent and the Agreement(s), as the case may be. If IAW shall fail to enter into the Agreement(s) or the Lease, as the case may be, or fail to observe perform or complied with any of the terms and conditions of this Letter of Intent or the Agreement(s) or the Lease, as the case may be, and IAW fails to remedy such non-observance non-performance or non-compliance within 14 days from written notice by iAdvantage or the landlord, as the case may be, iAdvantage shall be entitled to forfeit the Deposit paid by IAW or call upon the bank to pay over the amount guarantee, as the case may be, as liquidated damages but not as penalty without prejudice to the alternative right of iAdvantage or the landlord, as the case may be, to claim any further loss or damages or other remedies to which it is entitled including but not limited to decree for specific performance Provided That the total amount of damages iAdvantage is entitled shall not exceed [*].

12.  Renewal Option

     Subject to the Government regulation and lease restriction, and if there shall not at the expiration of the relevant Term be any arrears of rent or other payments or any subsisting breach by the Tenant of any of the terms or conditions of the Lease the Tenant shall have an option to renew the Lease [*] further terms of [*] each such options to be exercised by the Tenant by giving to the Landlord at least six calendar months' previous notice in writing prior to the end of the respective terms and the Landlord shall grant to the Tenant a lease for the further term of [*] subject in all other respects to the same stipulations as are contained in the Lease except the rent payable and the clause for renewal. The Tenant shall on the renewal of the Lease pay to the Landlord an additional sum to make up the deposit to be equivalent to 3 months' rent payable during the renewal term ("the Renewal Term"). If the Tenant shall fail to serve the notice to renew as aforesaid the Lease shall terminate and the Tenant shall deliver up vacant possession of the said Premises to the Landlord in accordance with the provisions of the Lease at the expiration of the Term.

     The Open Market Rent shall be agreed between Landlord and the Tenant at least three months before the new rent shall become payable and failing agreement as aforesaid, the question shall be referred to the decision of a single valuer to be appointed jointly by the parties, failing agreement on the appointment of the valuer, the valuer shall be appointed by the President for the time being of the Hong Kong Institute of Surveyors. The valuer shall act as an expert but not an arbitrator whose decision shall be final and binding Provided Always that in making its decisions the valuer shall take into account of the Cost Formula agreed between the parties and the provisions of facilities by the Landlord in the Final Agreed Technical Schedule. Prior to the decision of such valuer, the Tenant shall continue to pay monthly, on account of the rent to be decided, the same rent as payable on the expiration date of the term immediately preceding the commencement of the relevant renewal term and adjustment on the rent (if applicable) shall be made upon the market rent having been determined as aforesaid. The costs of the valuer shall be borne by the parties hereto in equal shares.

13.  Handover Condition


[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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     The Landlord shall handover the said Premises and Licence Space in accordance with the Final Agreed Technical Schedule on Commencement Date.

     The said Premises and the Licence Space shall be at the risks of the Landlord prior to Commencement Date and at the risks of the Tenant after Commencement Date.

14.  Sub-letting rights

     The Tenant is allowed to sublet or share occupation of the premises with its subsidiary companies or its affiliate and associated companies, each of which affiliate or associated companies the Tenant holds not less than 30% of its shareholding subject to the Landlord's prior written approval on the terms and conditions of such subletting which approval shall not be unreasonably withheld Provided Always that such sub-tenants shall be restricted to carry out business relating to telecommunication and internet services and in compliance with the permitted user of the Building. The gross profit rent, if any, derived from any permitted subletting shall be shared between iAdvantage and IAW. All shortfalls on rent, if any, arising from such subletting shall be the responsibility of the Tenant

15.  User

     The said Premises shall be used in accordance with the provisions of the Government Lease under which the said Premises and the Licence Space are held.

16.  Assignment

     The Tenant shall not have the right to assign the rights and obligation in the Lease except with the prior written approval of the Landlord such approval not to be unreasonably withheld.

17.  Expansion Option

     Tenant has the option to take up the 11th Floor of the Building ("the Expansion Floor") within the first three months of the Term by serving to iAdvantage notice in writing to that effect ("the Tenant Notice") and the parties shall negotiate for the detailed design and the rental for the Expansion Floor on the same framework as the Final Agreed Technical Schedule and the Cost Formula for the said Premises within two months from the date of the Tenant's Notice, iAdvantage shall proceed with the construction in accordance with the agreed schedule. The term for the Expansion Floor shall commence on the 7th day from the date of Substantial Completion of the Expansion Floor

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

     and shall be co-terminus with the Lease. All other terms and conditions for the lease of the Expansion Floor shall be the same as in the Lease for the said Premises.

     If the Tenant shall not serve the Tenant's Notice within the said three months, the Tenant's right to take up the 11th Floor shall lapse and be null and void thereafter.

18.  Early Termination

     The Tenant shall have the right to terminate the Lease after the first
     [*] of the Lease by serving not less than six months' prior written notice on the Landlord Subject to IAW compensating iAdvantage / the Landlord with a sum equivalent to the construction costs of the said Premises amortized over the Term for the residue of the unexpired Term as follows:
     Construction Costs X unexpired Term
                          --------------
                          Total Term
     such compensation shall be subject to reduction to such extent that the landlord may recover from any subsequent tenant of the said Premises and such reduction shall be agreed between the parties failing which to be determined by a single valuer to be appointed jointly by the parties, failing agreement on the appointment of the valuer, the valuer shall be appointed by the President for the time being of the Hong Kong Institute of Surveyors. The valuer shall act as an expert but not an arbitrator whose decision shall be final and binding on the parties.

19.  Reinstatement

     The Landlord will accept to take over the said premises in an "as-is" condition save and except structural damage caused by the Tenant in which event the Tenant shall be responsible to make good such damage.

20.  Construction

     Shall be in accordance with the Final Agreed Technical Schedule

21.  Electricity

     The electricity loading for the subject premises is 90Watt per square foot, supply voltage is 380V(+/-10%), 50Hz, 3 phases available for Tenant's connection at the main switch room on the respective floors. Any requirement of extra electricity load, technical arrangement will be noted down and settled in the Final Agreed Technical Schedule.


[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     IAW will reimburse iAdvantage monthly all electricity charges incurred according to a separate meter reading at such rate as shall be in line with the market rates.

22.  Parking

     Subject to the availability, the Tenant shall be entitled to subscribe 4 car-parking spaces on licence basis at the prevailing carparking charges. For reserved allocated and floating car-parking space, current charge is [*] per month per space iAdvantage will endeavour to procure the Landlord to provide the Tenant with those carparking space that is closest to the loading, unloading area and industrial lift.

23.  Signage

     One external signage and one on the lobby on the Ground Floor of the Building and one in a passenger lift car which size and detailed design shall be subject to the prior approval of the landlord (which approval shall not be unreasonably withheld) will be provided at the cost of the Tenant subject to a licence fee of [*] per month each.

24.  Governing Law

     The Lease shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of the Hong Kong Special Administrative Region.


[*]-CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH
    THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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